                                                                      EXHIBIT 5


                             SUBSCRIPTION AGREEMENT

                                     TERMS:

1.     GENERAL.

       This Subscription Agreement sets forth the terms under which the undersigned (the "Investor") will invest in International Environmental Management, Inc. (the "Corporation"), a corporation formed under the laws of the State of Nevada, for the purpose of engaging in the 220 Megahertz specialized Mobile Radio, Paging and related communications business; to engage in any and all activities related or incidental to these purposes; and, to perform any acts to accomplish the foregoing purposes. This Subscription is one of a limited number of Subscriptions for the purchase of shares (the "Shares") of the Corporation by a limited number of suitable investors. Execution of this Subscription Agreement by the Investor shall constitute an offer by the Investor to subscribe for the number of Shares set forth in Section 2 hereof on the terms and conditions specified herein. The Corporation has the right to reject such Subscription offer or, by executing a copy of this Subscription Agreement, to accept such offer. The financial inability of the Investor to bear the economic risk of this investment in accordance with the Securities Act, of 1933, as amended (the "Securities Act"), or in accordance with the definition of a sophisticated investor as set forth under the Securities Act of 1933, as amended, shall be a cause for the rejection of this Subscription offer. If the Investor's application is rejected, the payment accompanying this Subscription Agreement (described in paragraph 2 hereof) will be returned with the notice of rejection.

       Proceeds of this private placement shall immediately be disbursed to the Corporation.

2.     SUBSCRIPTION AMOUNT AND PAYMENTS.

The Investor hereby subscribes for 225,000 Shares of the Corporation's common stock at a price of $.50 per Share and tenders its payment of $112,500.00 payable to International Environmental Management, Inc., as full payment for the aggregate Shares specified above.

3.     INVESTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

       The Investor represents, warrants and covenants to the Corporation as follows:

       (a) The Investor (i) has received no general solicitation or advertisement and has attended no seminar or meeting with regard to the Shares subscribed for hereunder, (ii) can bear the economic risk of losing the entire investment herein, (iii) has, alone or together with such Investor's Representative, if any, (as hereinafter defined) such knowledge and experiences in financial matters that the investor is capable of evaluating the relative risks and merits of this Investment, and (iv) is acquiring the Investment Unit for the Investor's own account, for investment only and not with a view toward the resale or distribution thereof;

(b) The Investor acknowledges that the person or persons named on page 5 below, if any, has or have (i) in evaluating the investment as contemplated hereby, advised the Investor as to the merits and risk of the Investment in general and the suitability of the investment for the Investor in particular and (ii) the Representative has confirmed to the Investor in writing (a copy of which instrument shall be annexed to this Agreement by the Investor on execution) any past, present or future material relationship, actual or contemplated, between the Representative and any person or entity, or affiliate of any such person or entity (including, without limitation, the receipt by such Representative of any selling commissions in connection with the Investor's purchase of the common stock);

(c) The Investor understands that the offer and sale of the Shares is being made with the use of a Private Placement Memorandum. The Investor is familiar with the nature of, and risk attendant to, investments of the type being subscribed for, and has been advised and understands that his investment is speculative, involves a high degree of risk, and could result in the loss of his entire investment. The investor is fully aware of the material risks associated with an investment in the Corporation and confirms that he was previously informed that all documents, records and books pertaining to this investment will be at all times available from the Corporation and that all documents, records and books pertaining to this investment requested by the Investor have been made available to the Investor and if applicable, the persons retained to advise him/her;

(d) The Investor, and/or his/her Representative, if any, has had an opportunity to ask questions of and receive answers from the President and/or other officers of the Corporation concerning (i) the terms and conditions of the Subscription Agreement and the transactions contemplated hereby, as well as the affairs of the Corporation and related matters and (ii) any arrangements or proposed arrangements of the Corporation related to any of its shareholders that are not identical to those related to all of its shareholders;

The investor, and/or Representative if any, has had an opportunity to obtain additional information necessary to verify the accuracy of the information referred to in subparagraph (d) hereof;

(f) Any information supplied to the investors by the Corporation or the President or any other person is intended solely to assist him and/or his Purchaser Representative, if any, in conducting an investigation into the merits of such participation and is not to be considered a representation of the Corporation.

(g) The Investor has received, completed and returned to the Corporation a questionnaire relating to the Investor's general ability to bear the risks of an investment in the Corporation and suitability as a investor in a private offering and the investor hereby affirms the correctness of the answers to questionnaire;

(h) The Investor will not transfer or assign this Subscription, the shares, or any interest therein if this Subscription is accepted, the assignment and transferability of the Shares subscribed for by the Investor being governed by an Investment Letter and Agreement to be signed by each investor and the Corporation; and by all applicable laws;

(i) The investor understands that the Shares have not been registered under the Federal Securities Act of 1933, as amended, or any State securities laws on the presumption that the issuance and sale of he shares is exempt as not involving a public offering and that the investor had availed himself of the opportunity to gain access to the same information made available in a 1933 Act registration statement. The Investor further acknowledges that the Corporation's reliance on such exemption is materially based on the foregoing representations, warranties and covenants by the Investor.

4.     RESPONSIBILITY.

       The President of the Corporation will exercise his best judgment in the conduct of all matters arising under this Subscription Agreement; Provided, however, that this provision shall not enlarge, limit or otherwise affect the liability of the Corporation or its President. The Investor shall indemnify and hold harmless the Corporation; any corporation of entity affiliated with the Corporation; the officers, directors and employees of any of the foregoing; or any professional adviser thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees at trial or on appeal, to which said entities and persons may be subject or which said entities and persons incur by reason of or in connection with any misrepresentation made by the Investor, any breach of any of the Investor's warranties or the Investor's failure to fulfill any of the covenants of agreement under this subscription Agreement.

5.     SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

       The representations, warranties, covenants and agreements contained herein shall survive the delivery of and the payment for the Shares.

6.     NOTICES.

       Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed in the case of the Corporation to International Environmental Management, Inc., at its address located at 5801 Wiley Street, Hollywood, Florida 33023 and in the case of the Investor, to the address set forth at the end of this letter, or to the address appearing on the books of the Corporation or to such other address as may be designated by the Investor or the Corporation in writing.

7.     MISCELLANEOUS.

       This Agreement shall be governed by, construed and enforced in accordance within the laws of the State of Florida both substantive, procedural and remedial. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective rights and obligations of the Parties hereunder shall not be assembled by any party hereto without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. The failure of any provision of this Agreement shall in no manner affect the right to enforce the other provisions of same, and the waiver of any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or waiver by such party of any breach of any provision.

8.     INVESTOR INFORMATION

                     PLEASE PRINT THE FOLLOWING INFORMATION

Global Capital
Group, Inc.        65-0765008             [ILLEGIBLE]
---------------   -----------------   -------------------    ------------------
Investor's Name   Investor's Social                          Name of Investor's
                  Security Number     Boca Raton, FL         Representative
                                      -------------------
                                      Investor's Address

EXECUTION PAGE



       IN WITNESS WHEREOF, I have executed this Agreement as Investor this 5th day of October, 1999.

                                                       [SIG]
                                               --------------------------------
                                               (Investor Signature)


SUBSCRIPTION ACCEPTED:
INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC.


By:   /s/ Harold Solomon, President
      -----------------------------
      Harold Solomon, President

Date:    October 5, 1999
      -----------------------------

                             SUBSCRIPTION AGREEMENT

                                     TERMS:

1.     GENERAL.

       This Subscription Agreement sets forth the terms under which the undersigned (the "Investor") will invest in International Environmental Management, Inc. (the "Corporation"), a corporation formed under the laws of the State of Nevada, for the purpose of engaging in the 220 Megahertz specialized Mobile Radio, Paging and related communications business; to engage in any and all activities related or incidental to these purposes; and, to perform any acts to accomplish the foregoing purposes This Subscription is one of a limited number of Subscriptions for the purchase of shares (the "Shares") of the Corporation by a limited number of suitable investors. Execution of this Subscription Agreement by the Investor shall constitute an offer by the Investor to subscribe for the number of Shares set forth in Section 2 hereof on the terms and conditions specified herein. The Corporation has the right to reject such Subscription offer or, by executing a copy of this Subscription Agreement to accept such offer. The financial inability of the Investor to bear the economic risk of this investment in accordance with the Securities Act of 1933, as amended (the "Securities Act") or in accordance with the definition of a sophisticated investor as set forth under the Securities Act of 1933, as amended, shall be a cause for the rejection of this Subscription offer. If the Investor's application is rejected, the payment accompanying this Subscription Agreement (described in paragraph 2 hereof) will be returned with the notice of rejection.

       Proceeds of this private placement shall immediately be disbursed to the Corporation.

2.     SUBSCRIPTION AMOUNT AND PAYMENTS.

The Investor hereby subscribes for 215,000 Shares of the Corporation's common stock at a price of $ .50 per Share and tenders its payment of $107,500 payable to International Environmental Management, Inc., as full payment for the aggregate Shares specified above.

3.     INVESTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

       The Investor represents, warrants and covenants to the Corporation as follows:

       (a) The Investor (i) has received no general solicitation or advertisement and has attended no seminar or meeting with regard to the Shares subscribed for hereunder, (ii) can bear the economic risk of losing the entire investment herein, (iii) has, alone or together with such Investor's Representative, if any, (as hereinafter defined) such knowledge and experiences in financial matters that the investor is capable of evaluating the relative risks and merits of this Investment, and (iv) is acquiring the Investment Unit for the Investor's own account, for investment only and not with a view toward the resale or distribution thereof;

(b) The Investor acknowledges that the person or persons named on page 5 below, if any, has or have (i) in evaluating the investment as contemplated hereby, advised the Investor as to the merits and risk of the Investment in general and the suitability of the investment for the Investor in particular and
(ii) the Representative has confirmed to the Investor in writing (a copy of which instrument shall be annexed to this Agreement by the Investor on execution) any past, present or future material relationship, actual or contemplated, between the Representative and any person or entity, or affiliate of any such person or entity (including, without limitation, the receipt by such Representative of any selling commissions in connection with the Investor's purchase of the common stock);

(c) The Investor understands that the offer and sale of the Shares is being made with the use of a Private Placement Memorandum. The Investor is familiar with the nature of, and risk attendant to, investments of the type being subscribed for, and has been advised and understands that his investment is speculative, involves a high degree of risk, and could result in the loss of his entire investment. The investor is fully aware of the material risks associated with an investment in the Corporation and confirms that he was previously informed that all documents, records and books pertaining to this investment will be at all times available from the Corporation and that all documents, records and books pertaining to this investment requested by the Investor have been made available to the Investor and if applicable, the persons retained to advise him/her;

(d) The Investor, and/or his/her Representative, if any. has had an opportunity to ask questions of and receive answers from the President and/or other officers of the Corporation concerning (i) the terms and conditions of the Subscription Agreement and the transactions contemplated hereby, as well as the affairs of the Corporation and related matters and (ii) any arrangements or proposed arrangements of the Corporation related to any of its shareholders that are not identical to those related to all of its shareholders;

The investor, and/or Representative if any, has had an opportunity to obtain additional information necessary to verify the accuracy of the information referred to in subparagraph (d) hereof;

(f) Any information supplied to the investors by the Corporation or the President or any other person is intended solely to assist him and/or his Purchaser Representative, if any, in conducting an investigation into the merits of such participation and is not to be considered a representation of the Corporation.

(g) The Investor has received, completed and returned to the Corporation a questionnaire relating to the Investor's general ability to bear the risks of an investment in the Corporation and suitability as a investor in a private offering and the investor hereby affirms the correctness of the answers to questionnaire;

(h) The Investor will not transfer or assign this Subscription, the shares, or any interest therein if this Subscription is accepted, the assignment and transferability of the Shares subscribed for by the Investor being governed by an Investment Letter and Agreement to be signed by each investor and the Corporation; and by all applicable laws;

(i) The investor understands that the Shares have not been registered under the Federal Securities Act of 1933, as amended, or any State securities laws on the presumption that the issuance and sale of he shares is exempt as not involving a public offering and that the investor had availed himself self of the opportunity to gain access to the same information made available in a 1933 Act registration statement The Investor further acknowledges that the Corporation's reliance on such exemption is materially based on the foregoing representations, warranties and covenants by the Investor.

4.     RESPONSIBILITY.

       The President of the Corporation will exercise his best judgment in the conduct of all matters arising under this Subscription Agreement; Provided, however, that this provision shall not enlarge, limit or otherwise affect the liability of the Corporation or its President. The Investor shall indemnify and hold harmless the Corporation; any corporation of entity affiliated with the Corporation; the officers, directors and employees of any of the foregoing; or any professional adviser thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees at trial or on appeal, to which said entities and persons may be subject or which said entities and persons incur by reason of or in connection with any misrepresentation made by the Investor, any breach of any of the Investor's warranties or the Investors failure to fulfill any of the covenants of agreement under this subscription agreement.

5.     SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

       The representations, warranties, covenants and agreements contained herein shall survive the delivery of and the payment for the Shares.

6.     NOTICES.

       Any and all notices, designations, consents, offers acceptances or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed in the case of the Corporation to International Environmental Management, Inc., at its address located at 5801 Wiley Street, Hollywood, Florida 33023 and in the case of the Investor, to the address set forth at the end of this letter, or to the address appearing on the books of the Corporation or to such other address as may be designated by the Investor or the Corporation in writing.

7.     MISCELLANEOUS.

       This Agreement shall be governed by, construed and enforced in accordance within the laws of the State of Florida both substantive, procedural and remedial. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective rights and obligations of the Parties hereunder shall not be assembled by any party hereto without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; and cannot be amended supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. The failure of any provision of this Agreement shall in no manner affect the right to enforce the other provisions of same, and the waiver of any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or waiver by such party of any breach of any provision.

8.     INVESTOR INFORMATION

                     PLEASE PRINT THE FOLLOWING INFORMATION

Global Capital
Group, Inc.        65-0393244         1499 W Palmetto Pk Rd
---------------   -----------------   -------------------    ------------------
Investor's Name   Investor's Social   Boca Raton, FL         Name of Investor's
                  Security Number     -------------------    Representative
                                      Investor's Address


EXECUTION PAGE



       IN WITNESS WHEREOF, I have executed this Agreement as Investor this 5th day of October, 1999.

                                                       [SIG]
                                               --------------------------------
                                               (Investor Signature)


SUBSCRIPTION ACCEPTED:
INTERNATIONAL ENVIRONMENTAL MANAGEMENT, INC.


By:   /s/ HAROLD SOLOMON, President
      -----------------------------
      Harold Solomon, President

Date:    October 5, 1999
      -----------------------------